Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 10, 2013 by and between American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and American Homes 4 Rent, LLC, a Delaware limited liability company (“AH LLC”).

WHEREAS, AH LLC beneficially owns certain of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) designated as Class A (the “Class A Common Shares”) and Class B (the “Class B Common Shares”) and certain limited partnership units (the “OP Units”) of American Homes 4 Rent, L.P., a Delaware limited partnership that is majority-owned by the Company as the general partner and minority-owned by AH LLC as a limited partner;

WHEREAS, AH LLC, the Company and the OP have entered into a Contribution Agreement, dated as of May 28, 2013 (the “Contribution Agreement”) to engage in certain transactions (the “Internalization Transactions”) that will internalize the management structure of the Company and pursuant to which, among other things, (i) AH LLC will contribute all of AH LLC’s right, title and interest in and to AH LLC’s membership interests in American Homes 4 Rent Advisor, LLC, a Delaware limited liability company wholly-owned by AH LLC and the Company’s external manager and advisor, and American Homes 4 Rent Management Holdings, LLC, a Delaware limited liability company wholly-owned by AH LLC and the Company’s property manager, and (ii) in exchange for such membership interests, the OP will issue to AH LLC 4,375,000 Series D Units of the OP and 4,375,000 Series E Units of the OP, each series of which are convertible into Class A Units of the OP, which Class A Units are redeemable for Class A Common Shares, subject to the terms and conditions set forth in the Limited Partnership Agreement of the OP, as amended; and

WHEREAS, in connection with the Contribution Agreement, the Company has agreed to grant to AH LLC certain registration rights as are set forth in this Agreement (the “Registration Rights”).

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1. DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Agreement” is defined in the preamble hereto.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Class A Common Shares” is defined in the recitals hereto.

“Class B Common Shares” is defined in the recitals hereto.

“Common Shares” is defined in the recitals hereto.

“Company” is defined in the preamble hereto.

“Contribution Agreement” is defined in the preamble hereto.

“Conversion Shares” means the Class A Common Shares issued to the Holders upon conversion of the Class B Common Shares that are beneficially owned by AH LLC as of the date of this Agreement.

“End of Suspension Notice” is defined in Section 2.3(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Shelf” is defined in Section 2.2(a) hereof.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor form thereto permitting registration of securities under the Securities Act.

“Holder” means (a) AH LLC, (b) any member of AH LLC that becomes a holder of record of Registrable Securities through a distribution by AH LLC or upon a liquidation, winding up or dissolution of AH LLC or (c) any other permitted assignee or transferee of AH LLC.

“IPO Closing Date” means the closing date of the Company’s initial public offering.

“OP Units” is defined in the recitals hereto.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, governmental entity and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Piggyback Registration” is defined in Section 2.1(a) hereof.

“Piggyback Registration Notice” is defined in Section 2.1(a) hereof.

“Piggyback Registration Rights” is defined in Section 2.1(a) hereof.

“Post-IPO Offering” is defined in Section 2.4 hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus or prospectuses, including post-effective amendments and all documents incorporated therein by reference.

“Redemption Shares” means the Class A Common Shares issued to Holders upon redemption of the OP Units that are beneficially owned by AH LLC as of the date of this Agreement.

“Registrable Securities” means Class A Common Shares, which may consist of any combination of (a) the Class A Common Shares that are beneficially owned by AH LLC as of the date of this Agreement, (b) the Conversion Shares, (c) the Redemption Shares, and (d) any Class A Common Shares issued or issuable to a Holder with respect to the Conversion Shares or Redemption Shares by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) if in the event the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the date on which such securities have been transferred pursuant to Rule 144 (or any similar provision then in effect) or are freely saleable, without condition pursuant to Rule 144, including any current public information requirements, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Rights” is defined in the recitals hereto.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus and amendments (including post-effective amendments) to such Registration Statement, and any exhibits and documents incorporated by reference in such Registration Statement.

“S-3 Registration” is defined in Section 2.2(a) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Takedown” is defined in Section 2.2(b) hereof.

“Suspension Event” is defined in Section 2.3(a) hereof.

“Suspension Notice” is defined in Section 2.3(a) hereof.

SECTION 2. REGISTRATION RIGHTS

2.1 Piggyback Registration Rights.

(a) Right to Piggyback. At any time more than thirty (30) months after the Internalization Transactions when (i) the Company is eligible to use Form S-3 or any successor form thereto and (ii) when the Company proposes to register any of its Common Shares under the Securities Act (other than a registration statement on Form S-4, Form S-8 or any similar successor forms thereto or another form not available to register Registrable Securities for sale to the public), whether for its own account or for the account of one or more shareholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such registration statement) to the Holders of its intention to effect such a registration (a “Piggyback Registration Notice”) and, subject to Section 2.3 hereof, shall include in such registration statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Holders within 7 days after the date of the Piggyback Registration Notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered an S-3 Registration for purposes of Section 2.2 of this Agreement.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holders (if any Holder has elected to include Registrable Securities in such Piggyback Registration) that in the opinion of the managing underwriters, the number of Common Shares proposed to be included in such registration exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per share of the Common Shares to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares that the Company proposes to sell, and (ii) second, the number of Common Shares requested to be included therein by holders of Common Shares, including the Holders (if any Holder has elected to include Registrable Securities in such Piggyback Registration), pro rata among all such holders on the basis of the number of Common Shares requested to be included therein by all such holders or as such holders may otherwise agree.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Shares other than Registrable Securities, and the managing underwriters advise the Company that in the opinion of the managing underwriters the number of Common Shares proposed to be included in such registration exceeds the number of Common Shares that can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per share of the Common Shares to be sold in such offering, then the Company shall include in such registration (i) first, the number of Common Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Common Shares requested to be included therein by other holders of Common Shares, including the Holders (if any Holder has elected to include Registrable Securities in such Piggyback Registration), pro rata among such holders on the basis of the number of Common Shares requested to be included therein by such holders or as such holders may otherwise agree, and (iii) third, the number of Common Shares that the Company proposes to sell.

(d) Selection of Underwriters. If any Piggyback Registration is initiated as a primary underwritten offering, the Company shall select the managing underwriter or underwriters to administer any such offering.

(e) Offers and Sales. All offers and sales of Registrable Securities covered by a Registration Statement by the Holder thereof shall be completed within the period during which such Registration Statement remains effective and not the subject of any stop order, injunction or other order of the SEC. Upon notice that such Registration Statement is no longer effective, no Holder will offer or sell the Registrable Securities covered by such Registration Statement. If directed in writing by the Company, each Holder will return all undistributed copies of the related Prospectus in such Holder’s possession upon the expiration of such period.

2.2 S-3 Shelf Registration Rights.

(a) Right to Request Registration. After the IPO Closing Date, the Company shall use its reasonable best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At any time more than twenty-four (24) months after the closing date of the Internalization Transactions that the Company is eligible to use Form S-3 or any successor thereto, and the Company does not have an effective shelf Registration Statement on Form S-3 on file with the SEC covering the Registrable Securities (an “Existing Shelf”), then each Holder shall be entitled to request that the Company file a Registration Statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the Registrable Securities pursuant to Rule 415 promulgated under the Securities Act or otherwise. Upon such request, the Company shall use its reasonable best efforts (i) to file a Registration Statement covering the number of shares of Registrable Securities specified in such request on Form S-3 or any successor thereto (together with the Existing Shelf, an “S-3 Registration”) for public sale in accordance with the method of disposition specified in such request within 60 days of the such Holder’s request therefor and (ii) to cause such S-3 Registration to be declared effective by the SEC as soon as reasonably practicable thereafter; provided that the Company may defer effectiveness of an S-3 Registration (A) until at least thirty (30) months after the closing date of the Internalization Transactions and (B) to the extent necessary to comply with the Company’s obligations under the registration rights agreements among the Company and shareholders that purchased Common Shares in the Company’s November 2012 and March 2013 private placements. If the Company does have an Existing Shelf, then, upon a request by a Holder, the Company may satisfy the rights set forth above by filing a prospectus supplement to the Existing Shelf.

(b) Right to Request Underwritten Shelf Takedown. A Holder shall be entitled to sell in accordance with the Securities Act such Registrable Securities as are then registered pursuant to an S-3 Registration upon not less than 30 days prior written notice to the Company (each, a “Shelf Takedown”). The Holder shall be entitled to request that up to three such Shelf Takedowns shall be underwritten offerings; provided, that (based on the closing sale price of the Class A Common Shares as reported on the national securities exchange on which the Company’s securities are listed on the date of the Company’s receipt of such request) the number of shares of Registrable Securities included in such Shelf Takedown would yield gross proceeds to the Holder(s) requesting such Shelf Takedown of at least $100,000,000. Each Holder participating in such underwritten Shelf Takedown shall (i) enter into an underwriting agreement in customary form with the underwriter(s) selected in accordance with Section 2.2(d) below; provided that with respect to such underwriting agreement or any other documents reasonably required under such agreement, (A) no Holder shall be required to make any representation or warranty with respect to or on behalf of the Company or any other shareholder of the Company and (B) the liability of any Holder shall be limited as provided in Section 3.2 hereof, and (ii) complete and execute all questionnaires, powers of attorney, indemnities, opinions and other documents required under the terms of such underwriting agreement. Notwithstanding the foregoing, in no event shall the Company be obligated to effect more than one underwritten Shelf Takedown hereunder in any single six-month period.

(c) Priority on Shelf Takedowns. The Company may include Common Shares other than Registrable Securities in a Shelf Takedown on the terms provided below, and, if such Shelf Takedown is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Shelf Takedown advise the Company and the Holder(s) participating in such Shelf Takedown that in their opinion the number of Common Shares proposed to be included in any Shelf Takedown (1) exceeds the number of Common Shares which can be sold in such underwritten offering or (2) would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Shelf Takedown only the number of Common Shares which in the opinion of such managing underwriters can be sold. If the number of Common Shares which can be sold is less than the number of Common Shares proposed to be registered, the amount of Common Shares to be so sold shall be allocated pro rata among the holders of Common Shares desiring to participate in such Shelf Takedown on the basis of the number of Common Shares initially proposed to be registered by such holders or as such holders may otherwise agree.

(d) Selection of Underwriters. If any of the Registrable Securities covered by an S-3 Registration is to be sold in an underwritten offering, the Company shall select the managing underwriter or underwriters to administer any such offering.

2.3 Suspension of Offering.

(a) Notwithstanding Sections 2.1 and 2.2 hereof, the Company shall be entitled to postpone the filing of a Registration Statement, to suspend the effectiveness of a Registration Statement or to require the Holder to suspend sales of Registrable Securities under a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than ninety (90) days at any one time, or more than twice in any twelve (12) month period), if any of the following events shall occur: (i) the Company is actively pursuing an underwritten primary offering of the Company’s equity securities; (ii) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or its subsidiaries; (iii) an event has occurred as a result of which the Prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) an event has occurred which would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the Company’s reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements; or (v) any trading blackout imposed by the Company in connection with the release of quarterly earnings results (each such circumstance a “Suspension Event”). No Suspension Event of the type described in clause (v) of the immediately preceding sentence shall count towards the maximum number of days or the maximum number of Suspension Events permitted in any twelve (12) month period. Upon the occurrence of any Suspension Event, the Company shall provide written notice (a “Suspension Notice”) to each Holder to suspend sales of Registrable Securities. Such Suspension Notice shall state generally the basis for the notice, that such suspension shall continue only as long as the Suspension Event or its effect is continuing and that the Company is taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. Upon receipt of any Suspension Notice, each Holder agrees that (x) it will immediately suspend offers and sales of the Registrable Securities under such Registration Statement until the Holder receives an End of Suspension Notice (as defined below), and (y) it will maintain the confidentiality of any information included in the Suspension Notice delivered by the Company unless otherwise required by law or subpoena. Holders may recommence offers and sales of Registrable Securities pursuant to a Registration Statement following receipt of written notice to such effect from the Company (an “End of Suspension Notice”). If so directed by the Company, each Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice, other than permanent file copies then in such Holder’s possession.

(b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

2.4 Lockup Agreements. Each Holder hereby agrees to enter into a lockup agreement in connection with the IPO, in such form as is requested by the Company and the managing underwriter of the IPO, not to sell, transfer, hedge the beneficial ownership of, or otherwise dispose of any Registrable Securities or other Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares then owned by such Holder for a period of one hundred eighty (180) days following the IPO Closing Date. In connection with any underwritten offering by the Company following the IPO Closing Date (a “Post-IPO Offering”), each Holder further agrees not to sell, transfer, hedge the beneficial ownership of, or otherwise dispose of any Registrable Securities or other Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares then owned by such Holder for a reasonable and customary period following the date of a Prospectus, prepared in connection with such Post-IPO Offering, as requested by the managing underwriter of such Post-IPO Offering; provided that each executive officer and trustee of the Company enter into agreements that are no less restrictive.

If requested, such agreement shall be in writing in a form reasonably satisfactory to the Company and the managing underwriter. The Company may impose stop transfer restrictions with respect to the Registrable Securities (or other securities) subject to the foregoing restriction until the end of the period.

2.5 State Securities Law Qualification. The Company shall file such documents as necessary to register or qualify the Registrable Securities to be covered by a Registration Statement by the time such Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, and shall use commercially reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers or sales are being made by the Holders, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

2.6 Registration Procedures. If and when the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Sections 2.1 and 2.2 of this Agreement, subject to Section 2.3 hereof, the Company shall:

(a) prepare and file with the SEC such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in Sections 2.1 and 2.2;

(b) furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(c) notify the Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d) promptly use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e) promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 2.6(e), at the request of the Holders, the Company shall prepare and, to the extent the exemption from the prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) use commercially reasonable efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the Common Shares are then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; and

(g) if requested by any Holder participating in the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the SEC and is unreasonable in scope compared with the Company’s most recent Prospectus used in connection with a primary or secondary offering of equity securities by the Company.

2.7 Obligations of the Holder. In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Section 2, each Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that it will (i) respond within five (5) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement and related Prospectus pursuant to the rules and regulations of the SEC, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.

SECTION 3. INDEMNIFICATION; CONTRIBUTION

3.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any of their partners, members, officers, trustees, employees or representatives, as follows:

(i) against any losses, liabilities, claims, damages, judgments and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any losses, liabilities, claims, damages, judgments and expenses to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any expenses (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.1 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus, or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

3.2 Indemnification by Holder. Each Holder (and each permitted assignee of such Holder, on a several basis) agrees, severally and not jointly, to indemnify and hold harmless the Company, and each of its trustees and officers (including each trustee and officer of the Company who signed a Registration Statement), each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Holder as follows:

(i) against any losses, liabilities, claims, damages, judgments and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any losses, liabilities, claims, damages, judgments and expenses to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Holder; and

(iii) against any expenses (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of this Section 3.2, each Holder’s (and any permitted assignee’s) indemnification obligations hereunder shall be limited to the amount of the gross proceeds actually received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

3.3 Conduct of Indemnification Proceedings. An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have to such indemnified party hereunder, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations provided hereunder. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld or delayed; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party of all liability at no cost or expense to the indemnified party; and provided further, that, if the indemnified party reasonably determines in good faith that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party (which consent will not be unreasonably withheld or delayed). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

3.4 Contribution.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provisions in Sections 3.1 and 3.2 above are for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and the relevant Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provisions incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, a Holder shall not be required to contribute any amount in excess of the amount of the gross proceeds actually received by such Holder from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each trustee of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 4. EXPENSES

The Company shall pay the following expenses incident to the performance by the Company of its registration obligations under Section 2 above: (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification). Each Holder shall be responsible for the payment of any underwriting commissions and discounts, brokerage and sales commissions, fees and disbursements of such Holder’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement.

SECTION 5. RULE 144 COMPLIANCE

The Company shall use its reasonable best efforts to file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell the Registrable Securities pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time.

SECTION 6. MISCELLANEOUS

6.1 Integration; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

6.2 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

6.3 Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by a Holder without the written consent of the Company; provided, however, that a Holder may assign its rights and obligations hereunder, without such consent, in connection with a transfer of some or all of such Holder’s Registrable Securities (i) to the extent permitted under the Company’s charter, and (ii) provided such transferee agrees in writing to be bound by all of the provisions hereof and the Holder provides written notice to the Company within ten (10) days of the effectiveness of such assignment. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

6.4 Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

(ii) if to the Company, at the offices of the Company at American Homes 4 Rent, 22917 Pacific Coast Highway, Suite 300, Malibu, California 90265, Attention: Sara Vogt-Lowell (facsimile: 310-774-5333), with a copy to Hogan Lovells LLP, 555 Thirteenth Street, NW, Washington, DC, 20004, Attention: James E. Showen (facsimile: 202-637-5910).

6.5 Specific Performance. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

6.6 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to conflicts of law principles.

6.7 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

6.8 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

6.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures.

6.10 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

6.11 No Third Party Beneficiaries. Except as may be expressly provided herein (including without limitation Section 3 hereof), it is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

6.12 Legend Removal. The Company, upon the request of any Holder of Registrable Securities, shall use its commercially reasonable efforts to remove any legend from the certificates representing such Registrable Securities with respect to the Securities Act and any state securities laws, and shall cause the termination of any related stop transfer orders, if (a) such Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without any volume limitations or other restrictions on transfer under paragraphs (c), (e), (f) and (h) of Rule 144 and (b) such Holder provides the Company with a representation letter in customary form reasonably sufficient to establish that such limitations and restrictions under paragraphs (c), (e), (f) and (h) of Rule 144 do not apply to such Registrable Securities. Such Holder further agrees to indemnify the Company against any loss, cost or expenses, including reasonable expenses and attorney’s fees, incurred as a result of such legend removal on such Holder’s behalf; provided, however, that the foregoing indemnification shall not apply to a Holder that is a governmental entity unless such Holder is authorized by applicable law to provide such indemnification.

6.13 Termination. This Agreement, and the Registration Rights granted hereunder, shall terminate on the date on which the Holder may sell freely all of its remaining Registrable Securities pursuant to Rule 144 under the Securities Act.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

AMERICAN HOMES 4 RENT

By:	/s/ Matthew J. Hart
Name:	Matthew J. Hart
Title:	Chairman of the Special Committee of the Board of Trustees

AMERICAN HOMES 4 RENT, LLC

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Senior Vice President

[Signature Page to Registration Rights Agreement]